SEAL:
                                              STATE OF DELAWARE
                                             SECRETARY OF STATE
                                       DIVISION OF CORPORATIONS
                                      FILED 09:00 AM 06/30/2000
                                            001337238 - 3049081


              CERTIFICATE OF DESIGNATION OF
             SERIES A CONVERTIBLE PREFERRED STOCK
                               OF
                        EYESITE.COM, INC.


     Pursuant to Section 103 of the General Corporation Law of Delaware, we, the undersigned officers of Eyesite.com, Inc., a Delaware corporation (the "Company"), do hereby certify that 1,000,000 of the 5,000,000 shares of preferred stock, $.002 par value per share, authorized by the Certificate of Incorporation filed with the Delaware Secretary of State on May 26, 1999, shall be designated Series A Convertible Preferred Stock (the "Shares" or the "Series A Convertible Preferred Stock") and shall contain the following designations and preferences:

Series A Convertible Preferred Stock Rights

     The Series A Convertible Preferred Stock has been authorized by the Board of Directors of the Company as a new series of preferred stock. So long as any Series A Convertible Preferred Stock is outstanding, the Company shall be prohibited from issuing any series of stock having any rights senior to the Series A Convertible Preferred Stock ("Senior Stock") without the approval of the holders of 66 2/3% of the outstanding Series A Convertible Preferred Stock. Additionally, so long as any Series A Convertible Preferred Stock is outstanding, the Company may not, without the approval of the holders of at least 50% of the outstanding Series A Convertible Preferred Stock, issue any series of stock ranking on parity with the Series A Convertible Preferred Stock ("Parity Stock") as to dividend or liquidation rights, or having a right to vote on matters as to which the Series A Convertible Preferred Stock is not entitled to vote.

Cumulative Dividend Rights

     Holders of Shares of Series A Convertible Preferred Stock will be entitled to receive, when, as, and if declared by the board of directors of the Company (the "Board of Directors") out of funds at the time legally available therefor, cash dividends at an annual rate of 14% per annum and no more, payable annually in arrears, commencing June 1, 2000, except that if such date is a Saturday, Sunday or a legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. Dividends will accrue and be cumulative from the date of first issuance of the Series A Convertible Preferred Stock and will be payable to holders of record as they appear on the stock books of the Company on such record dates as are fixed by the Board of Directors.

     Unless a class or series of Senior Stock or Parity Stock is authorized as described above, the Series A Convertible Preferred Stock will be senior as to dividends to any series or class of the Company's stock hereafter issued, and if at any time the Company has failed to pay or declare and set apart for payment accrued and unpaid dividends on the Series A Convertible Preferred Stock, the Company may not pay any other dividends. The Series A Convertible Preferred Stock will have priority as to dividends over the common stock and any series or class of the Company's stock hereafter issued, and no dividend (other than dividends payable solely in common stock or any other

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series or class of the Company's stock hereafter issued that ranks junior as to dividends to the Series A Convertible Preferred Stock) may be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Company of, any common stock or other stock unless all accrued and unpaid dividends on the Series A Convertible Preferred Stock have been paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the Series A Convertible Preferred Stock; and the Company may not pay dividends on the Series A Convertible Preferred Stock unless it has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on any outstanding Parity Stock. Whenever all accrued dividends are not paid in full on the Series A Convertible Preferred Stock or any Parity Stock, all dividends declared on the Series A Convertible Preferred Stock and any such Parity Stock will be declared or made pro rata so that the amount of dividends declared per Share on the Series A Convertible Preferred Stock and any such Parity Stock will bear the same ratio amount of dividends declared per Share on the Series A Convertible Preferred Stock and any such Parity Stock will bear the same ratio that accrued and unpaid dividends per Share on the Series A Convertible Preferred Stock and such Parity Stock bear to each other.

     The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 360 day year. No interest will be payable in respect of any dividend payment on the Series A
Convertible Preferred Stock which may be in arrears.

Preference

     Upon the dissolution, liquidation, or winding up of the Company, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, before any payment shall be made to the holders of common stock, the sum of Two Dollars and Fifty Cents ($2.50) per Share, together with, in all cases, all past accumulated and unpaid dividends.

     After payment of the full preferential amounts previously mentioned, the holders of the Series A Convertible Preferred Stock shall not be entitled to any further participation in any distribution of the assets or funds of the Company, and the remaining assets and funds of the Company shall be divided and distributed among the holders of the common shares then outstanding according to their respective interest.

Liquidation Rights

     In the event of any liquidation, dissolution or winding up of the Company, holders of Shares of Series A Convertible Preferred Stock are entitled to receive the liquidation preference of $2.50 per Share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of common stock, or any series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Series A Convertible

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Preferred Stock. The holders of Series A Convertible Preferred
Stock and any Parity Stock hereafter issued that rank on a parity as to liquidation rights with the Series A Convertible Preferred Stock will be entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the Shares of Series A Convertible Preferred Stock, the holders of such Shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation, merger or other business combination of the Company at any time, or from time to time, with or into another corporation or other entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

Redemption Rights of the Company

     The Company, at the option of the Board of Directors, may at any time after six months from the issuance of the Shares, redeem the whole or any part, of the Series A Convertible Preferred Shares outstanding by paying in cash the sum of $2.50 per Share, plus all dividends accrued, unpaid, and accumulated as provided in these provisions to and including the date of redemption ("redemption price") and by giving to each Series A Convertible Preferred shareholder of record at his or her last known address, as shown on the records of the Company, at least thirty (30), but not more than sixty (60) days, prior notice personally or in writing, by mail, postage prepaid, stating the class or series or part of any class or series of shares to be redeemed and the date and plan of redemption, the redemption price, and the place where each shareholder may obtain payment of the redemption price on surrender of his or her respective Share certificates ("redemption notice"). Should only a part of the outstanding Series A Convertible Preferred Shares be redeemed, the redemption shall be affected by lot, or pro rata, as prescribed by the Board of Directors. On or after the date fixed for redemption, each holder of Shares called for redemption shall surrender his or her certificate for those Shares to the Company at the place designated in the redemption notice and shall then be entitled to receive payment of the redemption price. Should less than all the Shares represented by any surrender certificate be redeemed, a new certificate for the unredeemed Shares shall be issued. If the redemption notice is duly given and if sufficient funds for the redemption are available on the date fixed for redemption, then, whether or not the certificates that evidence the Shares to be redeemed are surrendered, all rights with respect to the Shares shall terminate on the date fixed for redemption, except for the right of the holders to receive the redemption price, without interest, on surrender of their certificate for the Shares.

     If, on or prior to any date fixed for redemption of Series A Convertible Preferred Shares as provided in this provision, the Company deposits with an escrow agent of its choice to and as transfer agent for the Company, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption of Series A Convertible Preferred Shares, the Shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption of Series A Convertible Preferred Shares, or to complete the publication if previously commenced, and to pay, on the date fixed for redemption or prior to that date, the redemption price of the Shares to their respective holders on surrender of their Share certificates, then from and after the date of the deposit, even though that date may be prior to the date fixed for redemption, the Shares so called shall be deemed to be redeemed and dividends on those Shares shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the

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

Shares to their holders and from and after the date of the deposit the Shares shall be deemed to be no longer outstanding, and the holders of those Shares shall cease to be shareholders with respect to those Shares and shall have no rights with respect to them, except the right to receive from the bank or trust company payment of the redemption price of the Shares, without interest, on surrender of their certificates for the Shares.

Conversion Rights of Preferred Stock

     Optional Conversion. At any time after the initial issuance of the Series A Convertible Preferred Stock and prior to the redemption thereof, the holder of any Shares of Series A Convertible Preferred Stock will have the right, at the holder's option, to convert any or all such Shares into restricted common stock on a one for one basis. All accrued, undeclared and unpaid dividends through the end of the calendar month in which the conversion is effected shall be convertible into restricted common stock of the Company at a rate of $2.50 per share. Fractional shares of common stock will be rounded to the nearest full share upon conversion of accrued, undeclared and unpaid dividends. If the Series A Convertible Preferred Stock has been called for redemption, the conversion right shall terminate at the close of business on the last business day prior to the date fixed for redemption (unless the Company defaults in the payment of the redemption price).

     Mandatory Conversion. If the "ask" price of the Company's common stock, as quoted on the OTCBB or such other exchange on which it may be listed, meets or exceeds $3.25 for ten consecutive trading days, then each Share of Series A Convertible Preferred Stock outstanding at such time shall be mandatorily converted into one share of the Company's restricted common stock, and all then accrued and unpaid dividends (including the dividend for the month in which the conversion occurs), shall be mandatorily converted into restricted common stock at the Conversion Price of $2.50 per share. Fractional shares of common stock will be rounded to the nearest full share upon conversion.

     In case of any reclassification of the common stock, any consolidation of the Company with, or merger of the Company into, any other person, any merger of any person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of common stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the common stock is converted into other securities, cash or other properties, then provisions shall be made that the holder of such Share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter, during the period such Share of Series A Convertible Preferred Stock shall be convertible, to convert such Share into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock into which such Share of Series A Convertible Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale transfer or share exchange.

     Other Provisions.  The Shares of Series A Convertible
Preferred Stock, when issued as described in this Certificate of Designations will be duly and validly issued, fully paid and nonassessable.

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

     Voting Rights. The holders of the Series A Convertible Preferred Stock will have no voting rights except as described below or as required by law. In exercising any such vote, each outstanding Share of Series A Convertible Preferred Stock will be entitled to one vote, excluding Shares held by the Company or any entity controlled by the Company, which Shares shall have no voting rights.

     So long as any Series A Convertible Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 66 2/3% of all outstanding Shares of Series A Convertible Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate or the Bylaws of the Company so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Convertible Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Series A Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Company or (iii) effect any reclassification of the Series A Convertible Preferred Stock.

     So long as any Series A Convertible Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 50% of all outstanding Shares of Series A Convertible Preferred Stock, voting separately as a class, (i) authorize, issue, or increase the authorized amount of any additional class or series of stock, or any security convertible into stock of such class or series, ranking on parity with the Series A Convertible Preferred Stock as to dividends or liquidation and having superior voting rights, or (ii) incur indebtedness or authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking on parity with the Series A Convertible Preferred Stock as to dividend or liquidation rights if, immediately following such event, Adjusted Stockholder's Equity is less than the aggregate liquidation preferences of all Series A Convertible Preferred Stock and stock ranking senior to or on parity with the Series A Convertible Preferred Stock as to liquidation. Adjusted Stockholder's Equity is the Company's stockholder's equity as shown on its most recent balance sheet, increased by (a) any amount of any liability or other reduction in stockholder's equity attributable to the Series A Convertible Preferred Stock and each series of stock senior to or on with parity with the Series A Convertible Preferred Stock as to liquidation and (b) the net proceeds of any equity financing since the date of the balance sheet, reduced by any reduction in stockholder's equity resulting from certain dispositions of assets since the date of the balance sheet.

                                EYESITE.COM, INC.



                                By: /s/ SUMNER RAND
                                   ----------------------------
                                   Sumner Rand, President


                                By: /s/ DAVID H. YOUNG
                                   ----------------------------
                                   David H. Young, Secretary

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

                          ACKNOWLEDGMENT


STATE OF TEXAS          )
                        )  ss.
COUNTY OF DALLAS        )


     On this the 27th day of June, 2000, before me, the undersigned Notary Public, personally appeared Sumner Rand, known to me to be the President of Eyesite.com, Inc., a Delaware
Corporation, the corporation which executed the attached instrument, and who executed same on behalf of said corporation, freely and voluntarily and for the uses and purposes therein mentioned.


                                  /s/ NATALIE A. WEBB
                                  ----------------------------
                                  Notary Public
SEAL:
NATALIE A. WEBB
NOTARY PUBLIC
STATE OF TEXAS
MY COMMISSION EXP. 04-17-2001

STATE OF TEXAS          )
                        )  ss.
COUNTY OF DALLAS        )


     On this the 27th day of June, 2000, before me, the undersigned Notary Public, personally appeared David H. Young, known to me to be the Secretary of Eyesite.com, Inc., a Delaware Corporation, the corporation which executed the attached instrument, and who executed same on behalf of said corporation, freely and voluntarily and for the uses and purposes therein mentioned.


                                  /s/ NATALIE A. WEBB
                                  ----------------------------
                                  Notary Public
SEAL:
NATALIE A. WEBB
NOTARY PUBLIC
STATE OF TEXAS
MY COMMISSION EXP. 04-17-2001
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